Exhibit 11.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-59686, 333-64638, and 333-89292 on Form S-8 of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) of our report dated March 13, 2003, appearing in the Annual Report on Form 20-F of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) for the year ended December 31, 2002.

Deloitte & Touche Reviseurs d’Enterprises SC s.f.d. SCRL
Brussels, Belgium

June 27, 2003

Represented by:

James Fulton

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